UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2012 (June 4, 2012)

CHINA BIO-ENERGY CORP.

 (Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District Zhangzhou City, Fujian Province 363000, China
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86-596 2967018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On June 4, 2012, Mr. Fulun Su submitted to the Board of Directors (the “Board”) of China Bio-Energy Corp. (the “Company”) his resignation as director of the Company, which became effective on June 4, 2012. Mr. Su confirmed that his resignation was not due to any disagreement with the Company. The Company has provided Mr. Su with a copy of the disclosures it is making in response to this Item 5.02 and has requested Mr. Su to furnish us as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made in this Form 8-K in response to this Item 5.02 and, if not, to state the respects in which he does not agree. We received a response letter from Mr. Su which is filed as Exhibit 99.1 herein.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

99.1 Letter from Mr. Fulun Su, dated June 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2012

CHINA BIO-ENERGY CORP.

By:	/s/: Ming Yi
Name: Ming Yi
Title: Chief Financial Officer